UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement ofConvertible Notes

On November 1, 2010, New Generation Biofuels Holdings, Inc. (the “Company” or “we”) completed a private placement of convertible notes (the “Notes”) with three accredited investors, raising approximately $375,000 in gross proceeds. The full text of the form of Note is attached as Exhibit 10.1 to this Form 8-K.

           Convertible Notes.  Key terms of the convertible notes are summarized below.  The Company executed a Convertible Promissory Note with each note purchaser.  The Notes will pay interest at a rate of 6% per annum, will mature six months after their date of issuance and are convertible into shares of our common stock at a conversion price of $0.14 per share (subject to adjustment) at any time prior to repayment, at the election of the noteholder.  In the aggregate, the Notes will be convertible into up to 2,758,929 shares of our common stock if held to repayment, including interest.

At any time at our option, we may prepay without penalty the outstanding principal amount of the Notes plus unpaid accrued interest.  Upon the occurrence of an event of default, the outstanding principal and all accrued interest on the Notes will accelerate and automatically become immediately due and payable. The Note purchasers, at their option, also have the right to accelerate payment if we engage in certain change of control transactions.

Use of Proceeds.  We intend to use proceeds from the offering for working capital, operating expenses and general corporate purposes.  Based on current estimates, we anticipate that our existing financial resources, including the net proceeds from this offering, will be adequate to continue to conduct our business through at least December 31, 2010.  We will need to raise additional capital prior to the maturity date to repay the Notes and to continue operating our business.

Brokers Fees.  We have agreed to pay commissions to Palladium Capital Advisors, LLC in connection with the offering based on the proceeds received from the purchasers introduced by each finder. We will pay to a commission of 10% of the total proceeds received at closing, payable by the issuance of shares of the Company’s unregistered common stock.

Securities Act Exemption.  The offering was exempt from registration under the Securities Act in accordance with Section 4(2) under the Securities Act and Rule 506 as an offering made solely to “accredited investors” as defined under the Securities Act.  The Company obtained representations and warranties from the purchasers in the Purchase Agreement to support the Company’s reliance on this exemption.

The foregoing descriptions of the terms of the Notes and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the text of these documents filed as exhibits hereto which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

4.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: November 2, 2010	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note